EXHIBIT 99.2

Greenhouse Solutions Inc. Announces Joint Venture with KOIOS

Greenwood Village, CO - November 5, 2015 - Greenhouse Solutions Inc. (OTC PINK: GRSU) a company building several operating divisions within the burgeoning hemp  market is pleased to announce that they have signed a joint venture agreement with KOIOS Inc. to develop and market a hemp protein-based energy drink utilizing KOIOS proprietary formulae.

KOIOS' current formulation utilizes eleven ingredients to enhance brain function: helping people achieve optimal mental performance.  The product has been shown to improve circulation, oxygen levels and blood flow to the brain; thus creating a heightened state of focus, concentration, cognitive function, memory recall and all day mental energy and clarity.  KOIOS was created to give consumers a way to create heightened brain function by feeding the brain what it requires naturally to thrive.

"We manufacture productivity," stated Chris Miller, CEO of KOIOS, when asked what KOIOS does.  "We created a supplement that gives everyone what they are looking for in an average workday.  To be at your best mentally and to be highly productive without taking stimulants/amphetamines or over-consuming energy drinks and caffeine," he concluded.

The new formulation created by the joint venture will pair the current KOIOS research with hemp nutrients. Scientists from KOIOS and Greenhouse Solutions will work together in bringing the new product to market.

"We are extremely excited to partner with KOIOS," said Rik Deitsch, CEO of Greenhouse Solutions. "We see some real innovations here created by the synergies of these ingredients," he continued. "Antioxidants and natural anti-inflammatories from the hemp proteins will have improved absorption and utilization with our patented probiotics. Add that to the energy and mental clarity found in KOIOS and this will be the perfect supplement for anybody that wants to be healthy and focused," he concluded.

About KOIOS

KOIOS LLC creators began developing their own nootropic formulas to combat their ADHD and to eliminate harmful stimulants out of their lives. After several years of research, testing and development with an INC 5000 lab, they formulated KOIOS.

Each ingredient has more than a decade of research behind it from some of the largest medical institutions in the world. KOIOS combined 11 of the most potent nootropics, to give you a finely tuned, high performance brain enhancement supplement. Not only are the short-term results of KOIOS staggering, but each ingredient in our formula has been shown, scientifically, to have long lasting positive effects on the brain. KOIOS encourages people to visit their website to learn more.

http://www.mentaltitan.com

About Greenhouse Solutions, Inc.

Greenhouse Solutions operates three distinct business units within the burgeoning cannabis market: Greenhouse Solutions' Design & Consulting Service offers an all-inclusive solution to the expansion and efficiency of hydroponic and agricultural businesses nationwide.  The Company is able to supply a comprehensive solution to the design, build, implementation, production, and expansion of all variations of indoor, outdoor and greenhouse agricultural business; Greenhouse Solutions' Product Development develops, markets, produces and sells cannabidiol ("CBD") products for both the personal health and companion pet markets utilizing a licensed probiotic delivery system (US Patent #6,080,401) and other licensed formulas. Cannabidiol (CBD) is a naturally-occurring substance found in both the cannabis and hemp species of the Cannabis Sativa plant; and Growhouse Solutions acts as a distributor for a variety of equipment, supplies and nutrients for the hydroponic industry. GreenHouse Solutions encourage all current and prospective shareholders to visit our website at: http://www.greenhousesolutionsinc.com or Greenhouse's Facebook page at https://m.facebook.com/Greenhousesolutionsinc

SEC Disclaimer

This press release contains forward-looking statements. The words or phrases "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements." Actual results could differ materially from those projected in Greenhouse Solutions' ("the Company's") business plan. The JV with KOIOS Inc. should not be construed as an indication in any way whatsoever of the future value of the Company's common stock or its present or future financial condition. The Company's filings may be accessed at the SEC's Edgar system at www.sec.gov; statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company cautions readers not to place reliance on such statements. Unless otherwise required by applicable law, we do not undertake, and we specifically disclaim any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.

Contact:

investors@greenhousesolutionsinc.com

www.greenhousesolutionsinc.com

1-954-360-9998